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                                                                       EXHIBIT 5


                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                               February 13, 2001

Accelerated Networks, Inc.
301 Science Drive
Moorpark, CA  93021

        Re: Accelerated Networks, Inc. Registration Statement on Form S-8 for an aggregate of 3,023,203 Shares of Common Stock

Ladies and Gentlemen:

        We have acted as counsel to Accelerated Networks, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of an additional 3,023,203 shares of common stock (the "Common Stock") and related stock options under the Company's 2000 Stock Incentive Plan and the Company's 2000 Employee Stock Purchase Plan (collectively, the "Plans") as follows: 2,519,336 shares under the 2000 Stock Incentive Plan and 503,867 shares under the 2000 Employee Stock Purchase Plan.

        This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plans. Based on such review, we are of the opinion that if, as and when the shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of the option agreements or stock purchase rights duly authorized under the Plans and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances under the 2000 Stock Incentive Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the shares of Common Stock issuable under such Plans.


                                             Very truly yours,


                                             /s/ BROBECK, PHLEGER & HARRISON LLP
                                             -----------------------------------
                                                 BROBECK, PHLEGER & HARRISON LLP